Exhibit 10.4

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT (A) BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL OR (B) IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K DUE TO PERSONAL PRIVACY CONCERNS. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH “[***]” TO INDICATE THE OMISSION.

COMPANY MEMBER VOTING AND SUPPORT AGREEMENT

This COMPANY MEMBER VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of June 23, 2025, by and between Columbus Circle Capital Corp I, a Cayman Islands exempted company (“SPAC”), ProCap BTC, LLC, a Delaware limited liability company (the “Company”), and Inflection Points Inc, d/b/a Professional Capital Management, a Delaware corporation (the “Member”). Each of the Company and the Member are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, SPAC, ProCap Financial, Inc., a Delaware corporation (“Pubco”), Crius SPAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), Crius Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), the Member, and the Company entered into that certain Business Combination Agreement (as amended, supplemented, or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) pursuant to which, among other things, (a) on the Closing Date at the Effective Time, (i) SPAC Merger Sub will merge with and into SPAC (following the Conversion of the SPAC), with SPAC continuing as the surviving company of such merger as a wholly owned subsidiary of Pubco (the “SPAC Merger”) and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company of such merger as a wholly owned subsidiary of Pubco (the “Company Merger” and together with the SPAC Merger, the “Mergers”), and (b) in connection with the Company Merger, Company Holders will receive shares of Pubco Stock in exchange for the Company Units held by such Company Holders in accordance with the terms of the Business Combination Agreement (the “Pubco Stock Exchange” and, together with the Mergers and the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, collectively, the “Transactions”);

WHEREAS, the Company Preferred Units are not entitled to a vote on any matters required or permitted to be voted on by the members of the Company;

WHEREAS, as of the date hereof, the Member is the record and beneficial owner of, and is entitled to dispose of and vote, 100% of the issued and outstanding Company Common Units (the “Member Units”);

WHEREAS, pursuant to applicable Law and the Company’s Organizational Documents, the Member Units are sufficient to approve the entry into the Business Combination Agreement and the Ancillary Documents to which the Company is or will be a party and to consummate the Transactions;

WHEREAS, in consideration for the benefits to be received, directly or indirectly, by the Member in connection with the Transactions and as a material inducement to SPAC and the Company agreeing to enter into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party and to consummate the Transactions, the Member agrees to enter into this Agreement and to be bound by the representations, warranties, agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Member acknowledges and agrees that SPAC would not have entered into the Business Combination Agreement and the Ancillary Documents to which it is or will be a party or agreed to consummate the Transactions without the Member entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Consent to Transactions and Related Matters. As promptly as reasonably practicable, and in any event within two (2) Business Days following the date on which the Registration Statement is declared effective under the Securities Act, the Member shall duly execute and deliver (or cause to be executed and delivered, as applicable) a written consent pursuant to which the Member shall approve (i) the Business Combination Agreement, the Ancillary Documents to which the Company is a party and the Transactions (including, for the avoidance of doubt, the Company Merger and the Pubco Stock Exchange), (ii) any amendments to the Organizational Documents of the Company, to the extent required or advisable in connection with the Transactions, and (iii) all other actions in support and required in furtherance of the Business Combination Agreement, the Ancillary Documents to which the Company is a party, and the Transactions. Without limiting the generality of the foregoing, prior to the Closing, (i) to the extent that it is necessary or advisable, in each case, as reasonably determined by SPAC and the Company, for any matters, actions or proposals to be approved by the Member in connection with, or otherwise in furtherance of, the Transactions as contemplated in the Business Combination Agreement and/or the Ancillary Documents, the Member shall (A) vote (or cause to be voted) the Member Units in favor of and/or provide consent to, as applicable, approve any such matters, actions or proposals promptly following written request thereof from SPAC or the Company, as applicable, and (B) if applicable, cause the Member Units to be counted as present at any meeting of the Company Holders for purposes of constituting a quorum in connection with any vote contemplated by clause (A); provided, that nothing in this Agreement shall preclude the Member from exercising full power and authority to vote the Member Units in the Member’s discretion for or against any proposal submitted to a vote of the members of the Company (1) that decreases the amount or changes the form of the consideration payable to the members in any material respect or (2) that imposes any material restrictions or additional conditions on the consummation of the Mergers or the Pubco Stock Exchange, in the case of either clause (1) or (2), not contemplated by the Business Combination Agreement or the Ancillary Documents. Without limiting the generality of the foregoing, prior to the Closing, the Member shall vote (and cause to be voted) the Member Units against and withhold consent or approval with respect to any matter, action or proposal that would reasonably be expected to result in (X) a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement, or (Y) any of the conditions to the Closing set forth in the Business Combination Agreement not being satisfied.

2. Other Covenants and Agreements.

(a) The Member shall use its reasonable best efforts to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or advisable, in each case, as reasonably determined by SPAC and the Company, in connection with, or otherwise in furtherance of, the transactions contemplated by the Business Combination Agreement or this Agreement.

(b) The Member shall refrain from taking any action that would adversely affect the Member’s ability to perform its obligations under this Agreement.

(c) The Member acknowledges and agrees that each of SPAC and the Company has entered into the Business Combination Agreement in reliance upon the Member entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Member entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement, SPAC and the Company would not have entered into or agreed to consummate the transactions contemplated by the Business Combination Agreement.

(d) The Member acknowledges that the Company may need to amend the Organizational Documents of the Company in relation to the Transactions, and hereby agrees to take any actions reasonably requested by the Company to effect such amendments (which may be included in the written consent contemplated by Section 1).

3. Member Representations and Warranties. The Member represents and warrants to SPAC and the Company as follows:

(a) The Member is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

(b) The Member has the requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Member. This Agreement has been duly and validly executed and delivered by the Member and constitutes a valid, legal and binding agreement of the Member (assuming that this Agreement is duly authorized, executed and delivered by SPAC and the Company), enforceable against the Member in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Member with respect to the Member’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Member to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by the Member, the performance by the Member of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby or the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Members’s Organizational Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any members, or other Contract relating to or affecting the ownership, voting, transfer or purchase of the Member Units, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Member or any of the Member Units are bound or (iv) result in the creation of any Lien upon the Member Units, except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of the Member to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) The Member is the record and beneficial owner of the Member Units and has valid, good and marketable title to the Member Units, free and clear of all Liens (other than transfer restrictions under applicable securities Laws or as set forth in the Organizational Documents of the Company). The Member has the sole right to vote (and provide consent in respect of, as applicable) the Member Units and, except for this Agreement and the Business Combination Agreement, the Member is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Member to Transfer (as defined herein) any of the Member Units or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Member Units that would adversely affect the ability of the Member to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(f) There is no Action pending or, to the Member’s Knowledge, threatened against or involving the Member or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Member to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(g) There is no Order or Law issued by any court of competent jurisdiction or other Governmental Authority, or other legal restraint or prohibition relating to the Member or any of its Affiliates that would reasonably be expected to adversely affect the ability of the Member to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(h) The Member, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it or its Representatives have conducted their own independent review and analysis of, and, based thereon, have formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC and the Transactions and (ii) it or its Representatives have been furnished with or given access to such documents and information about SPAC and SPAC’s businesses and operations as it or its Representatives have deemed necessary to enable it to make informed decisions with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which it is or will be a party and the transactions contemplated hereby and thereby.

(i) In entering into this Agreement and the other Ancillary Documents to which it is or will be a party, the Member has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which it is or will be a party and no other representations or warranties of SPAC or the Company (including, for the avoidance of doubt, none of the representations or warranties of SPAC or the Company set forth in the Business Combination Agreement or any other Ancillary Document) or any other Person, either express or implied, and the Member, on its own behalf and on behalf of such Member’s Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which the Member is or will be a party, none of SPAC, the Company or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.

4. Transfer of Member Units. Except as expressly contemplated by the Business Combination Agreement, any Ancillary Document or with the prior written consent of each of SPAC and the Company (such consent not to be unreasonably withheld, conditioned or delayed) from and after the date hereof until the earlier of the date of the Closing or the termination of the Business Combination Agreement in accordance with its terms, the Member agrees (a) not to (i) Transfer any of the Member Units or (ii) enter into (A) any option, warrant, purchase right or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Member to Transfer the Member Units or (B) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Member Units, and (b) not to take or cause to be taken any actions in furtherance of any of the matters described in the foregoing clause (a). Notwithstanding the foregoing or anything to the contrary herein, the foregoing restrictions shall not apply to any Transfer to a Permitted Transferee; provided, however, that (x) the Member shall, and shall cause any transferee of any such Transfer of the type set forth in clause (i), to enter into a written agreement, in form and substance reasonably satisfactory to SPAC and the Company, agreeing to be bound by this Agreement (including, for the avoidance of doubt, all of the covenants, agreements and obligations of the Member hereunder and the making of all of the representations and warranties of the Member set forth in Section 3 with respect to such transferee and his, her or its Member Units received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer, and (y) no such Transfer will relieve the Member of any of its covenants, agreements or obligations hereunder with respect to the Member Units so transferred, unless and to the extent actually performed, or will otherwise affect any of the provisions of this Agreement (including any of the representations and warranties of the Member hereunder). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise). For purposes of this Section 4, “Permitted Transferee” means, with respect to any Person, (A) such Person’s Affiliates, (B) any direct or indirect members, partners (whether general or limited partners) or equityholders of such Person or any of its Affiliates or any officers, directors or employees of such Person or any Affiliates of any of the foregoing, (C) such Person’s immediate family or family member of any of such Person’s officers or directors, (D) any trust for the direct or indirect benefit of such Person or the immediate family of such Person or (E) if such Person is a trust, to the trustee or beneficiary(ies) of such trust or to the estate of a beneficiary of such trust.

5. Termination.

(a) This Agreement shall automatically terminate, without any notice or other action by any Party upon the earlier of (i) the Effective Time and (ii) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement.

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(a)(ii) shall not affect any Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or actual fraud, (ii) this Section 5, Section 6, Section 7 and Section 11 shall each survive any termination of this Agreement, and (iii) Section 8, Section 9, Section 10 and Sections 12 through 15 (in each case, solely to the extent related to any of the foregoing provisions that survive termination of this Agreement) shall each survive any termination of this Agreement.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the Member is signing this Agreement solely in the Member’s capacity as a record or beneficial holder of the Member Units and (a) the Member does not make any agreement or understanding herein in any capacity other than in such Member’s capacity as a record holder and beneficial owner of the Member Units, and (b) nothing herein will be construed to limit or affect any action or inaction by the Member or any representative of such Member serving as a member of the board of directors of the Company or as an officer, employee or fiduciary of the Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company.

7. No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of the Company or the Member shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein.

8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to SPAC, to:

Columbus Circle Capital Corp I
3 Columbus Circle, 24th Floor
New York, New York 10019
Attention: Gary Quin
Email: gquin@cohencm.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, USA
Attn:  Douglas S. Ellenoff, Esq.
           Stuart Neuhauser, Esq.

           Meredith Laitner, Esq.

Email: ellenoff@egsllp.com

           sneuhauser@egsllp.com

           mlaitner@egsllp.com

If to the Company, to:

600 Lexington Ave., Floor 2

New York, NY 10022

Attention: Anthony Pompliano

Email: [***]

with a copy (which shall not constitute notice) to:

Reed Smith LLP

200 S Biscayne Blvd, Suite 2600

Miami, FL 33131

Attn: Constantine Karides, Esq.

    Lynwood Reinhardt, Esq.

Email: ckarides@reedsmith.com

    lreinhardt @reedsmith.com

If to the Member, to:

600 Lexington Ave., Floor 2

New York, NY 10022

Attention: Anthony Pompliano

Email: [***]

with a copy (which shall not constitute notice) to:

Reed Smith LLP

2850 N. Harwood Street, Suite 1500

Dallas, TX 75201

Attn:  Lynwood Reinhardt, Esq.

           Jennifer Riso, Esq.

           Katie Geddes, Esq.

Email: lreinhardt@reedsmith.com

              jriso@reedsmith.com

              kgeddes@reedsmith.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by SPAC, the Member and the Company. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Member without, prior to the Effective Time, the written consent of the SPAC and the Company (such consent not to be unreasonably withheld, conditioned or delated). Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Company without the Member’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the SPAC without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delated). Any attempted assignment of this Agreement not in accordance with the terms of this Section 10 shall be void.

11. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

14. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in SPAC any direct or indirect ownership or incidents of ownership of or with respect to the Member Units. All rights, ownership and economic benefits of and relating to the Member Units shall remain vested in and belong to the Member, and SPAC shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Member in the voting of any of the Member Units, except as otherwise provided herein with respect to the Member Units. Except as otherwise set forth in Section 1, the Member shall not be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the members of the Company.

15. Non-Survival. Except to the extent expressly set forth in Section 5(b), the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time) in this Agreement shall terminate at the Effective Time. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms.

16. Miscellaneous. Sections 1.3 (Interpretation), 12.6 (Governing Law; Jurisdiction), 12.7 (Waiver of Jury Trial), 12.8 (Specific Performance), 12.9 (Severability), and 12.13 (Counterparts) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Member Voting and Transaction Support Agreement as of the date first above written.

SPAC:

COLUMBUS CIRCLE CAPITAL CORP I

By:	/s/ Gary Quin
Name:	Gary Quin
Title:	Chief Executive Officer

Company:

PROCAP BTC, LLC

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

Member:

INFLECTION POINTS INC

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer